Exhibit 99.1

For Immediate Release	Contacts:	David F. Kirby
Hudson Highland Group
212-351-7216
david.kirby@hhgroup.com

Hudson Highland Group Announces

Preliminary Results for Second Quarter 2006;

Company to Restate First Quarter 2006

NEW YORK, NY – August 3, 2006 – Hudson Highland Group, Inc. (NASDAQ: HHGP), one of the world’s leading providers of specialized professional staffing, retained executive search and talent management solutions, today announced that the company expects to report revenue for the quarter ended June 30, 2006 of between $363 to $367 million and EBITDA of between $8.0 to $9.0 million, compared to revenue of $365 million and EBITDA of $9.6 million in the second quarter of 2005. These ranges include the $1.6 million reduction in both revenue and EBITDA described below.

As discussed in its first quarter earnings call, the company undertook a comprehensive post-implementation review of the accounting processes supported by the new PeopleSoft accounting and management reporting system the company implemented last year in its Hudson North America business unit. As a result of this review, the company identified a number of items that it believes constitute errors in accounting and accordingly will take the follow actions:

•	Restate results of the first quarter of 2006 to reflect net charges of $2.2 million in the quarter, as detailed in the Form 8-K;

•	Reflect in its results for the second quarter of 2006, net charges of $1.6 million, consisting of:

•	$0.7 million adjustment to revenue attributable to 2005 results, which is considered immaterial to that year;

•	$0.9 million adjustment to receivables, for which the applicable period cannot practicably be determined.

During this review, the company identified the items described above, which primarily arose due to a weakened reconciliation and review process related to staff turnover in the first quarter of 2006. The company’s management determined that this condition constituted a material weakness in the company’s internal controls over financial reporting as of the end of the first quarter. This material weakness and the remedial actions the company has already taken and will complete prior to the filing of the second quarter Form 10-Q will be described in greater detail in the company’s Form 8-K filed today and Form 10-Q for the second quarter to be filed on August 9, 2006.

“We recognize the seriousness of this matter relative to internal controls and the integrity of our financials,” said Jon Chait, chairman and chief executive officer of Hudson Highland Group. “However, these errors do not impact the basic business operations and there is no evidence of misconduct on the part of any employee.”

The company’s management consulted throughout this process, and discussed the restatement, with the company’s audit committee of the board of directors and independent auditors. The company also engaged a team of relevant experts to assist in a thorough review of its monthly general ledger account reconciliation process. The company believes that this review has been comprehensive and that it has identified the full extent of the differences existing in the accounts as of the end of the second quarter of 2006 that may be material.

“We have re-examined our accounting practices and taken swift action to establish better controls,” said Mary Jane Raymond, executive vice president and chief financial officer. “The restatement only involves Hudson North America. We have reviewed our other business units and found no similar problems.”

The following table summarizes the impact of the restatement on the company’s first quarter 2006 financial statements:

	First Quarter 2006 as Reported	Amount of Adjustment	First Quarter 2006 as Restated
	(In thousands of dollars, except per share amounts)
Hudson Americas
Revenue	$112,248	$(1,643)	$110,605

Gross Margin	$25,322	$(2,467)	$22,855

EBITDA	$(3,377)	$(2,598)	$(5,975)

Consolidated
Revenue	$344,701	$(1,643)	$343,058

Gross Margin	$128,090	$(2,467)	$125,623

EBITDA	$(107)	$(2,223)	$(2,330)

Net Loss	$(5,857)	$(2,223)	$(8,080)

Loss Per Share	$(0.24)	$(0.09)	$(0.33)

The company expects to file an amended Form 10-Q for the quarter ended March 31, 2006 reflecting the restatement on August 7, 2006. In the meantime, investors are advised that they can no longer rely on the financial statements contained in the company’s Form 10-Q for the quarter ended March 31, 2006 as originally filed.

The company will host a conference call to discuss this restatement today, Thursday, August 3, 2006 at 10:00 AM EDT. Individuals wishing to participate can join the conference call by dialing 1-800-374-1532 followed by the participant passcode 4001903 at 9:50 AM EDT. For those outside the United States, please call in on 1-706-634-5594 followed by the participant passcode 4001903. Hudson Highland Group’s conference call can also be accessed online through Yahoo! Finance at www.yahoo.com and the investor information section of the company’s website at www.hhgroup.com.

The company will release second quarter financial results for the period ended June 30, 2006 after the market closes on August 7, 2006. The company’s second quarter earnings call is scheduled for 9:00 AM EDT on August 8, 2006, at which time the company will update its 2006 guidance.

Hudson Highland Group

Hudson Highland Group is one of the world’s leading professional staffing, retained executive search and talent management solution providers. We help our clients achieve greater organizational performance by attracting, selecting and developing the best and brightest people for their businesses. Our approximately 3,800 employees in more than 20 countries are dedicated to providing unparalleled service and value to our clients. More information about Hudson Highland Group is available at www.hhgroup.com.

Safe Harbor Statement

This press release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including those under the caption “Guidance” and other statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to, the impact of global economic fluctuations on temporary contracting operations; the cyclical nature of the company’s executive search and mid-market professional staffing businesses; the company’s ability to manage its growth; risks associated with expansion; risks and financial impact associated with disposition of non-strategic assets; the company’s reliance on information systems and technology; competition; fluctuations in operating results; risks relating to foreign operations, including foreign currency fluctuations; dependence on highly skilled professionals and key management personnel; the impact of employees departing with existing executive search clients; risks maintaining professional reputation and brand name; restrictions imposed by blocking arrangements; exposure to employment-related claims, and limits on insurance coverage related thereto; government regulations; restrictions on the company’s operating flexibility due to the terms of its credit facility; and the company’s ability to implement remedial actions with respect to internal control weaknesses. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. The company assumes no obligation, and expressly disclaims any obligation, to review or confirm analysts’ expectations or estimates or to update any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Financial Tables Follow

HUDSON HIGHLAND GROUP, INC.

SEGMENT ANALYSIS

(in thousands)

(unaudited)

For the Three Months Ended March 31, 2006 (Restated)	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Highland Partners	Corporate	Total
Revenue	$110,605	$116,141	$100,538	$15,774	$—	$343,058

Gross margin	$22,855	$50,965	$36,861	$14,942	$—	$125,623

Adjusted EBITDA (1)	$(5,975)	$5,550	$4,732	$1,288	$(7,922)	$(2,327)
Business reorganization expenses	—	—	—	3	—	3

EBITDA (1)	(5,975)	5,550	4,732	1,285	(7,922)	(2,330)
Depreciation and amortization	1,506	1,739	775	323	165	4,508

Operating income (loss)	$(7,481)	$3,811	$3,957	$962	$(8,087)	$(6,838)

For the Three Months Ended March 31, 2006 (As Originally Reported)	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Highland Partners	Corporate	Total
Revenue	$112,248	$116,141	$100,538	$15,774	$—	$344,701

Gross margin	$25,322	$50,965	$36,861	$14,942	$—	$128,090

Adjusted EBITDA (1)	$(3,377)	$5,550	$4,732	$1,288	$(8,297)	$(104)
Business reorganization expenses	—	—	—	3	—	3

EBITDA (1)	(3,377)	5,550	4,732	1,285	(8,297)	(107)
Depreciation and amortization	1,506	1,739	775	323	165	4,508

Operating income (loss)	$(4,883)	$3,811	$3,957	$962	$(8,462)	$(4,615)

Estimated Results For the Three Months Ended June 30, 2006
(amounts in millions)
EBITDA (1)	$8.0 to $9.0
Depreciation and amortization	$4.3 to $4.5

Operating income (loss)	$3.5 to $4.7

(1)	Non-GAAP earnings before interest, income taxes, special charges, other non-operating expense, and depreciation and amortization (“Adjusted EBITDA”) and non-GAAP earnings before interest, income taxes, other non-operating expense, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements.

Adjusted EBITDA and EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA and EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.